2000 Westchester Avenue, Purchase, New York 10577 • (914) 701-8400 FOR IMMEDIATE RELEASE Contacts: Dan Loh (Investors) – (914) 701-8200 Mark Tender (Media) – (914) 701-8192

Atlas Air 2009 Earnings to Exceed Guidance

Fourth-Quarter EPS Expected to Exceed $1.10;
Full-Year EPS Expected to Total More Than $3.48

Robust Commercial Charter Activity, Continued Strong Military Demand and ACMI Flying Above Contract
Minimums Drove Upside Earnings Performance

Purchase, N.Y., February 4, 2010 — Atlas Air Worldwide Holdings, Inc. (AAWW) (Nasdaq: AAWW), a leading provider of global air cargo assets and outsourced aircraft operating services, expects fourth-quarter 2009 net income to exceed $1.10 per diluted share, or $26.5 million, exceeding the Company’s previous expectations of more than $0.74 per diluted share, or $18.0 million, for the quarter. Full-year 2009 net income is expected to total more than $3.48 per diluted share, or $75.9 million, compared with previous expectations of over $3.09 per diluted share, or $67.4 million.

“Our strong earnings performance in the fourth quarter was driven by a combination of a significantly improved peak-season airfreight demand, a tight supply environment, and continued strength in military charter demand,” said William J. Flynn, President and Chief Executive Officer of AAWW. “Results for the quarter and the full year also reflected the strategic actions we have taken to transform our business, our operating cost base, and our fleet throughout 2008 and 2009.

“Low inventory levels and stronger-than-expected holiday demand during the fourth quarter generated yields in our charter segment not seen since the ports on the U.S. west coast were shut down for labor disputes back in the fourth quarter of 2002. Peak charter yields were a major contributor to the improvement in earnings relative to our previous expectations for the fourth quarter.

“In addition to the strong performance in our charter segment, the robust airfreight environment in the quarter enabled all of our ACMI customers to fly above minimum guaranteed block hours for the period.

“The fourth quarter reflected encouraging trends for airfreight generally, and was consistent with the views of tightening supply that we expressed throughout 2009. Although airfreight demand levels improved meaningfully in the fourth quarter of 2009, the charter yields experienced in the quarter have seasonally subsided going into first quarter of 2010. We will continue to closely monitor the pace of economic growth going into 2010 as a driver of further improvement.”

AAWW expects to report 2009 financial and operating results on February 24, 2010. The Company also expects to speak to the 2010 outlook in further detail at that time.

About Atlas Air Worldwide Holdings, Inc.:

AAWW is the parent company of Atlas Air, Inc. (Atlas) and Titan Aviation Leasing Limited (Titan), and is the majority shareholder of Polar Air Cargo Worldwide, Inc. (Polar). Through Atlas and Polar, AAWW operates the world’s largest fleet of Boeing 747 freighter aircraft.

Atlas, Titan and Polar offer a range of air cargo services that include ACMI aircraft leasing – in which customers receive a dedicated aircraft, crew, maintenance and insurance on a long-term lease basis – express network and scheduled air cargo service, military charters, commercial cargo charters, and dry leasing of aircraft and engines.

AAWW’s press releases, SEC filings and other information may be accessed through the Company’s home page, www.atlasair.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect AAWW’s current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of AAWW and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs and relations; financing costs; the cost and availability of war risk insurance; our ability to maintain adequate internal controls over financial reporting; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; weather conditions; government legislation and regulation; consumer perceptions of the companies’ products and services; pending and future litigation; and other risks and uncertainties set forth from time to time in AAWW’s reports to the United States Securities and Exchange Commission.

For additional information, we refer you to the risk factors set forth under the heading “Risk Factors” in the Annual Report on Form 10-K filed by AAWW with the Securities and Exchange Commission (SEC) on February 26, 2009, as amended or updated by subsequent reports filed with the SEC. Other factors and assumptions not identified above may also affect the forward-looking statements, and these other factors and assumptions may also cause actual results to differ materially from those discussed.

Except as stated in this release, AAWW is not providing guidance or estimates regarding its anticipated business and financial performance for 2009, 2010, or thereafter.

AAWW assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

* * *